United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2025 (June 10, 2025)

Payoneer Global Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40547	86-1778671
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

195 Broadway, 27th floor New York, New York	10007
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 600-9272

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.01 per share	PAYO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Sec.230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Sec.240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information included in Item 5.07 of this Current Report on Form 8-K/A is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 10, 2025, the Annual Meeting of Stockholders of Payoneer Global Inc. (the “Company”) was partially adjourned to June 16, 2025 to allow additional time for stockholders to submit proxies on Proposals 4 and 5 set forth in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on April 28, 2025. This Current Report on Form 8-K/A to the Current Report filed by the Company on June 10, 2025 is being filed solely in order to report the final voting results for Proposals 4 and 5 following the closing of the polls on such proposals at the reconvened Annual Meeting of Stockholders.

Proposal 4 – Amendments to the Certificate of Incorporation to Phase Out the Classification of the Board and Provide for the Annual Election of Directors

The amendments to the Amended and Restated Certificate of Incorporation (the “Charter”) to phase out the classification of the Board of Directors (the “Board”) and provide for the annual election of directors were approved by stockholders with 243,058,433 shares voted in favor, 231,239 shares voted against, and 88,051 shares abstained.

Proposal 5 – Amendments to the Certificate of Incorporation to Eliminate Supermajority Voting Requirements

The amendments to the Charter to eliminate supermajority voting requirements for amending the Charter and the Amended and Restated Bylaws (the “Bylaws”) were approved by stockholders with 242,856,998 shares voted in favor, 444,872 shares voted against, and 75,853 shares abstained.

On June 16, 2025, following approval by stockholders at the reconvened Annual Meeting of Stockholders of the amendments to the Charter contemplated by Proposals 4 and 5 (the “Charter Amendments”), the Company filed a Certificate of Amendment (the “Certificate of Amendment”) to the Charter with the Secretary of State of the State of Delaware, effective upon its filing, and thereafter filed a Restated Certificate of Incorporation (the “Restated Certificate of Incorporation”) that restated and integrated all amendments to the Charter to date, including the Charter Amendments, but did not further amend the Charter, effective upon its filing.

The Board also adopted amendments to the Bylaws (the “Bylaw Amendments”), which were contingent on the Charter Amendments and became effective on the same date. Among other things, the Bylaw Amendments (i) provide for the annual election of directors in conjunction with the declassification of the Board, (ii) eliminate the supermajority voting requirement for stockholders to amend the Bylaws, and (iii) amend the voting standard with respect to the election of directors in uncontested elections to a majority of votes cast standard.

The foregoing summaries of the Restated Certificate of Incorporation and the Bylaws do not purport to be complete and are qualified in their entirety by reference to the full text of each of the Restated Certificate of Incorporation and the Bylaws, copies of which are attached hereto as Exhibit 3.1 and 3.2, respectively, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

Exhibit 3.1	Restated Certificate of Incorporation of the Company
Exhibit 3.2	Amended and Restated Bylaws of the Company
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAYONEER GLOBAL INC.

June 17, 2025	By:	/s/ John Caplan
Name: John Caplan
Title: Chief Executive Officer